UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2016
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Contribution, Conveyance and Assumption Agreement
On November 21, 2016, Tesoro Corporation ("Tesoro" or the "Company") entered into a Contribution, Conveyance and Assumption Agreement (the "Contribution Agreement") with Tesoro Logistics LP (the "Partnership" or "TLLP"), Tesoro Refining & Marketing Company LLC ("TRMC"), Tesoro Logistics GP, LLC (the "General Partner" or "TLGP") and Tesoro Logistics Operations LLC (the "Operating Company" or "TLO"). Pursuant to the Contribution Agreement, TRMC agreed to contribute, through the General Partner and the Partnership, to the Operating Company the assets described below:

•
tankage with a shell capacity of approximately 2,600,000 barrels of crude oil and other feedstock storage and approximately 2,900,000 barrels of refined product storage located at TRMC's refinery near Martinez in Contra Costa County, California (the "Martinez Refinery"), together with all related equipment and ancillary facilities used for the operation thereof (the "Tankage");

•
the assets (the "Avon Marine Terminal Assets") located at the Avon marine terminal facility, a single berth dock that serves as the main shipping and receiving point for the Martinez Refinery for the transfer of waterborne non-crude feedstocks, is the principal outbound marine delivery point for refined products and is directly connected to the refined products tankage located at the Martinez Refinery (the "Avon Marine Terminal"); and

•	the pipelines, causeway and ancillary equipment that connect Tract 3 of the Tankage to the Avon Marine Terminal, as well as all associated easements, permits and licenses (the "Avon Wharf Pipeway").

The assets relating to the Tankage and the Avon Wharf Pipeway were transferred, in a series of contributions, to the Operating Company at the closing of the transactions on November 21, 2016. With respect to the Avon Marine Terminal Assets, the Operating Company entered into the Avon Marine Terminal Operating Agreement (described below), which is intended to be treated as a contribution of the Avon Marine Terminal Assets (including all economic benefits and burdens relating to those assets) as of the closing date. Transfer of the title to the Avon Marine Terminal Assets (the "Avon Marine Terminal Assets Transfer") will be completed for no additional consideration after (i) the obtaining of a certificate of financial responsibility from the California Department of Fish and Game with respect to the sublease of the Avon Marine Terminal from TRMC to the Operating Company and (ii) the completion of certain renovation projects at the Avon Marine Terminal. If, however, the Operating Company receives the certificate of financial responsibility before the renovations are complete, the Operating Company may require that TRMC cause the conveyance of the Avon Marine Terminal Assets to the Operating Company and that TRMC sign certain agreements with the Operating Company related thereto.

The transactions contemplated in the Contribution Agreement were made in exchange for consideration from the Partnership to the General Partner of approximately $400 million, comprised of $360 million in cash financed with borrowings under the Partnership's acquisition credit facility, and the issuance of equity securities of the Partnership with a fair value of approximately $40 million. The equity was comprised of 17,570 general partner units to restore and maintain the General Partner's 2% general partner interest in the Partnership and 860,933 common units.

In connection with the Contribution Agreement, the Partnership, the Operating Company, Tesoro, TRMC and the General Partner, as applicable, entered into certain commercial agreements on November 21, 2016, which agreements are described below.

The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Fourth Amended and Restated Schedules to the Third Amended and Restated Omnibus Agreement
Tesoro entered into the Fourth Amended and Restated Schedules to the Third Amended and Restated Omnibus Agreement (the "Amended Omnibus Schedules") with the General Partner, the Partnership, TRMC, Tesoro Alaska Company LLC ("TAC") and Tesoro Companies, Inc. ("TCI"), which amend and restate the schedules to the Third Amended and Restated Omnibus Agreement to include the assets subject to the Contribution Agreement.

The foregoing description is not complete and is qualified in its entirety by reference to the Amended Omnibus Schedules, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Storage Services Agreement
Effective November 21, 2016, the Operating Company entered into the Martinez Storage Services Agreement with TRMC, the General Partner and the Partnership (the "Storage Services Agreement") to govern the provision of storage services by the Operating Company to TRMC with respect to the Tankage. The initial term of the Storage Services Agreement will be for ten years. TRMC will have the option to extend the term for up to two renewal terms of five years each. Under the Storage Services Agreement, the Operating Company will provide storage, handling, blending and other services for crude oil, refinery feedstocks, refined product and other materials owned by TRMC and stored in one or more of the Operating Company's tanks and certain tanks which are outside of the storage facility, operated by the Operating Company and used to provide services under the Storage Services Agreement, but which remain owned by TRMC. TRMC shall pay the fees specified in an applicable terminal service order to be executed by the Operating Company and TRMC related to the dedication of such tanks and any ancillary services. All fees under the Storage Services that are to be set forth on terminal service orders will be indexed for inflation. For up to two years after the termination of the Storage Services Agreement, and provided the termination was not due to TRMC's default, TRMC may exercise a right of first refusal on any new storage agreement the Operating Company offers to a third party.

The foregoing description is not complete and is qualified in its entirety by reference to the Storage Services Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

License Agreement
TRMC and the Operating Company entered into a license agreement (the "License Agreement") pursuant to which TRMC granted the Operating Company the non-exclusive right to use, operate on and access the premises on which a portion of the Martinez Refinery is situated to operate and maintain the Tankage and related pipelines and to provide the storage services under the Storage Services Agreement. The License Agreement may be terminated by TRMC on 30 days' prior written notice to the Operating Company.

The foregoing description is not complete and is qualified in its entirety by reference to the License Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Avon Marine Terminal Operating Agreement
Effective November 21, 2016, in connection with the contribution of the Tankage and the Avon Wharf Pipeway, the Operating Company entered into an operating agreement (the "Avon Marine Terminal Operating Agreement") with TRMC, the General Partner and the Partnership under which the Operating Company will provide services relating to the operation of the Avon Marine Terminal for an interim period until TRMC is able to (i) sublease the property underlying the Avon Marine Terminal Assets to the Operating Company and (ii) convey the Avon Marine Terminal Assets to the Operating Company pursuant to the terms of the Contribution Agreement. Under the Avon Marine Terminal Operating Agreement, the Operating Company agrees that the General Partner will provide personnel, equipment and other services for the operation, management and maintenance of the Avon Marine Terminal and the Operating Company will reimburse TRMC for all amounts paid in rent to the State of California under TRMC's lease of the premises from the State of California and for all repair and maintenance costs and capital expenditures undertaken at the terminal.

As partial compensation for the Operating Company's services, TRMC will pay to the Operating Company a per-barrel fee for throughput of TRMC's products across the Avon Marine Terminal under applicable service orders executed by TRMC and the Operating Company. Additionally, TRMC will reimburse the Operating Company for certain pass-through costs allocable to TRMC's shipments at the Avon Marine Terminal, including for labor services, marine terminal fees, shore-side survey or inspector fees and regulatory costs. The Avon Marine Terminal Operating Agreement also contains reciprocal indemnification provisions.

The foregoing description is not complete and is qualified in its entirety by reference to the Avon Marine Terminal Operating Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment No. 3 to Secondment and Logistics Services Agreement
On November 21, 2016, the General Partner and certain of its indirect subsidiaries entered into Amendment No. 3 to the Secondment and Logistics Services Agreement (the "Secondment Agreement Amendment") with TRMC, TCI, TAC, the Operating Company, Tesoro Logistics Pipelines LLC, Tesoro High Plains Pipeline Company LLC, Tesoro Logistics Northwest Pipeline LLC and Tesoro Alaska Pipeline Company LLC. Under the Secondment Agreement Amendment, the parties agree that either party may provide labor, materials, equipment and supplies to either the "Tesoro" group of companies or the "Tesoro Logistics" group of companies, that such work may be provided by third parties under contract with one of the parties to the Secondment Agreement Amendment and that the costs and expenses will be allocated to the parties that receive the benefits of such work.

The foregoing description of the Secondment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Secondment Agreement Amendment, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Sublease
At the time of the Avon Marine Terminal Assets Transfer, TRMC, as sublessor, and TLO, as sublessee, will enter into a sublease (the "Sublease") for the Avon Marine Terminal leased by TRMC from the State of California, acting by and through the California State Lands Commission pursuant to a lease dated January 1, 2015 (the "Master Lease"). The term of the Sublease continues until the expiration of the Master Lease. Under the terms of the Sublease, TLO will: (i) pay all rent due under the Master Lease, (ii) be responsible for paying the required costs of maintenance and improvements to the Avon Marine Terminal under the Master Lease, (iii) be responsible for maintaining all of the insurance required under the Master Lease and (iv) be bound to operate the Avon Marine Terminal in accordance with all legal and regulatory requirements. TLO may, at any time following the termination of the MTUTA (as defined below), deliver TRMC a notice of its intent to cease the conduct of operations from the Avon Marine Terminal, and TRMC shall have the right, but not the obligation, to terminate the Sublease.

The foregoing description is not complete and is qualified in its entirety by reference to the Sublease, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Avon Marine Terminal Use and Throughput Agreement
At the time of the Avon Marine Terminal Assets Transfer, the Operating Company will enter into the Avon Marine Terminal Use and Throughput Agreement (the "MTUTA") with TRMC, the General Partner and the Partnership under which TLO will provide throughput service for TRMC's marine vessels and be compensated for such services. Under the MTUTA, TRMC will be obligated to transport an average of at least 892,500 barrels of product per month at a throughput and tankage fee of the higher of $0.63 per barrel or a monthly fee calculated by multiplying the minimum marine throughput volume by $0.63. Additionally, TRMC will reimburse the Operating Company for certain pass-through costs allocable to TRMC's shipments at the Avon Marine Terminal, including for labor services, marine terminal fees, shore-side survey or inspector fees and regulatory costs. The MTUTA also contains reciprocal indemnification provisions. The initial term of the MTUTA expires on the ten-year anniversary date of the effectiveness of the MTUTA, however, TRMC may extend the term for up to two renewal terms of five years each.

The foregoing description is not complete and is qualified in its entirety by reference to the MTUTA, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Relationships
Each of the Partnership, the General Partner, TRMC, TCI, Tesoro SoCal Pipeline Company, LLC, TAC and the Operating Company is a direct or indirect subsidiary of Tesoro. As a result, certain individuals, including officers and directors of Tesoro and the General Partner, serve as officers and/or directors of more than one of such other entities. After the contribution, the General Partner, as the general partner of the Partnership, holds 2,100,900 general partner units of the Partnership, which represents a 2% general partner interest, and 9,644,050 common units of the Partnership, which represents an 9.2% limited partner interest in the Partnership. Tesoro, together with TRMC, Carson Cogeneration Company, TAC and the General Partner, holds 34,055,042 common units of the Partnership, which represent an approximate 32.4% limited partner interest, in addition to the 2% general partner interest in the Partnership discussed above.

Item 2.01. Completion of Acquisition or Disposition of Assets.
The description in Item 1.01 above of the closing of the contribution of the Tankage and the Avon Wharf Pipeway by TRMC, through the General Partner and the Partnership, to the Operating Company is incorporated into this Item 2.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of Certain Officers.

On November 16, 2016, the Board of Directors of the Company appointed Blane W. Peery, age 49, as Vice President and Controller effective immediately. Mr. Peery will assume the role of principal accounting officer, which was temporarily held by Steven M. Sterin, the Company’s Executive Vice President and Chief Financial Officer. Mr. Peery is concurrently being appointed as Vice President and Controller of TLGP, the general partner of the Partnership of which the Company directly and indirectly owns approximately 34%.

Mr. Peery has served as Vice President, Process Excellence and Chief Information Officer of TCI since February 2015. Mr. Peery has experience leading global accounting organizations, business planning and analysis functions, supply chain groups, global shared services including finance, human resources, information technology, and mergers and acquisitions integration. From March 2014 to February 2015, Mr. Peery served as VP, Global Business Services at Mylan N.V., a leading global pharmaceutical company. Prior to that he worked for Celanese Corporation, a global technology and specialty materials company, for over 20 years in roles with increasing responsibility, including positions as its Vice President, Global Business Services from October 2012 to March 2014, its Vice President, Supply Chain from October 2011 to October 2012 and its first-ever Global Accounting Director. Mr. Peery began his career as an auditor for PricewaterhouseCoopers and is a Certified Public Accountant (CPA), Certified Management Accountant (CMA) and Certified in Financial Management (CFM).

In connection with his new position, Mr. Peery will receive an initial base salary of $366,275 and will be eligible to participate in the Company’s annual incentive compensation program (the “Program”) with a target bonus opportunity equal to 55% of his base salary. His actual bonus will be based on actual performance relative to corporate and business unit goals established under the Program.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 21, 2016, in connection with the execution of the Contribution Agreement and the Whiting Purchase Agreements (as defined below) (collectively, the "Transaction Agreements"), the General Partner executed the Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of the Partnership (the "LP Agreement Amendment"), which reduces the quarterly distributions made to the holder(s) of the Partnership's incentive distribution rights with respect to each of the eight consecutive quarters beginning with the First Applicable Quarter (as defined below) by $12,500,000; provided, however, that for any such quarter, such $12,500,000 shall not be distributed at that time. The First Applicable Quarter means (1) if the closings of all of the transactions contemplated by the Transaction Agreements have occurred on or prior to December 31, 2016, then the quarter beginning on January 1, 2017 and ending on March 31, 2017, and (2) if the closings of all of the transactions contemplated by the Transaction Agreements occur after December 31, 2016, then the quarter in which the last of such closings occurs. If any of the Transaction Agreements is terminated, then the LP Agreement Amendment shall automatically terminate. Additionally, the LP Agreement Amendment shall automatically terminate if all of the transactions contemplated by the Transaction Agreements have not closed by July 1, 2017.

The foregoing description of the LP Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the LP Agreement Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
On November 21, 2016, Tesoro issued a press release announcing the execution of the Contribution Agreement, the Whiting Purchase Agreements (as defined below) and the LP Agreement Amendment. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be subject to liability under Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will not be incorporated by reference into any registration statement or other document filed by the Partnership under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 8.01 Other Events.
On November 21, 2016, QEP Field Services, LLC ("QEPFS"), a subsidiary of the Partnership, entered into (1) a purchase and sale agreement with Whiting Oil & Gas Corporation ("Whiting") and GBK Investments, L.L.C. ("GBK") for the purchase of certain gas processing and gathering facilities located in Mountrail County, North Dakota and owned by Whiting and GBK (the "Robinson Lake Purchase Agreement"), (2) a purchase and sale agreement with Whiting and WBI Energy Midstream, LLC ("WBI"), a subsidiary of MDU Resources Group, Inc., for the purchase of certain natural gas processing and oil and gas gathering facilities located in Billings, Dunn and Stark Counties, North Dakota and owned by Whiting and WBI (the "Belfield Purchase Agreement"), and (3) a purchase and sale agreement with Whiting for the purchase of certain water gathering facilities located in Billings, Dunn and Stark Counties, North Dakota and owned by Whiting (the "Belfield Water Purchase Agreement" and together with the Robinson Lake Purchase Agreement and the Belfield Purchase Agreement, the "Whiting Purchase Agreements"). The Partnership also entered into a guaranty agreement with QEPFS for each Whiting Purchase Agreement in order to guaranty the payment obligations of QEPFS thereunder.

The purchase price for the assets purchased under the Robinson Lake Purchase Agreement is $450 million, the purchase price for the assets purchased under the Belfield Purchase Agreement is $200 million, and the purchase price for the assets purchased under the Belfield Water Purchase Agreement is $50 million. The aggregate purchase price payable under the Whiting Purchase Agreements is $700 million. The purchase price for each transaction is subject to typical adjustments under the applicable Whiting Purchase Agreement, including adjustments for inventory values and for the appropriate allocation of property costs and revenues. QEPFS paid a deposit under each purchase agreement, equal to $22.5 million under the Robinson Lake Purchase Agreement, $8 million under the Belfield Purchase Agreement, and $2 million under the Belfield Water Purchase Agreement, for a total deposit of $32.5 million. Each deposit may be retained by the sellers under the applicable Whiting Purchase Agreements upon certain termination events described thereunder prior to the closing thereof. At closing, each deposit will be applied to the aggregate purchase pricethat is paid under the applicable Whiting Purchase Agreements.

The transactions contemplated under the Whiting Purchase Agreements are expected to close in the first quarter of 2017. The closings of the transactions are subject to customary closing conditions set forth in the Whiting Purchase Agreements, including regulatory approvals. The Whiting Purchase Agreements also contain representations and warranties of the parties, indemnification obligations, termination rights, and a variety of covenants and agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1
Contribution, Conveyance and Assumption Agreement, dated as of November 21, 2016, by and among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC, Tesoro Corporation and Tesoro Refining & Marketing Company LLC.

3.1	Amendment No. 2 to First Amended and Restated Agreement of Limited Partnership of Tesoro Logistics LP, dated as of November 21, 2016, entered into and effectuated by Tesoro Logistics GP, LLC.

10.1
Fourth Amended and Restated Schedules to the Third Amended and Restated Omnibus Agreement, dated as of November 21, 2016, by and among Tesoro Corporation, Tesoro Refining & Marketing Company LLC, Tesoro Companies, Inc., Tesoro Alaska Company LLC, Tesoro Logistics LP and Tesoro Logistics GP, LLC.

10.2
Martinez Storage Services Agreement, dated as of November 21, 2016, by and among Tesoro Refining & Marketing Company LLC, Tesoro Logistics Operations LLC, Tesoro Logistics GP, LLC and Tesoro Logistics LP.

10.3	License Agreement, dated as of November 21, 2016, by and among Tesoro Refining & Marketing Company LLC and Tesoro Logistics Operations LLC.

10.4
Avon Marine Terminal Operating Agreement, dated as of November 21, 2016, by and among Tesoro Logistics Operations LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP and Tesoro Refining & Marketing Company LLC.

10.5
Amendment No. 3 to Secondment and Logistics Services Agreement, dated as of November 21, 2016, among Tesoro Companies Inc., Tesoro Refining & Marketing Company LLC, Tesoro Alaska Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC, Tesoro Logistics Pipelines LLC, Tesoro High Plains Pipeline Company LLC, Tesoro Logistics Northwest Pipeline LLC, and Tesoro Alaska Pipeline Company LLC.

10.6	Sublease, dated as of November 21, 2016, by and among Tesoro Refining & Marketing Company LLC and Tesoro Logistics Operations LLC.

10.7
Avon Marine Terminal Use and Throughput Agreement, dated as of November 21, 2016, by and among Tesoro Logistics Operations LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP and Tesoro Refining & Marketing Company LLC.

99.1	Press Release of Tesoro issued on November 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2016

TESORO CORPORATION
By:	/s/ STEVEN M. STERIN
Steven M. Sterin
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

2.1
Contribution, Conveyance and Assumption Agreement, dated as of November 21, 2016, by and among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC, Tesoro Corporation and Tesoro Refining & Marketing Company LLC.

3.1	Amendment No. 2 to First Amended and Restated Agreement of Limited Partnership of Tesoro Logistics LP, dated as of November 21, 2016, entered into and effectuated by Tesoro Logistics GP, LLC.

10.1
Fourth Amended and Restated Schedules to the Third Amended and Restated Omnibus Agreement, dated as of November 21, 2016, by and among Tesoro Corporation, Tesoro Refining & Marketing Company LLC, Tesoro Companies, Inc., Tesoro Alaska Company LLC, Tesoro Logistics LP and Tesoro Logistics GP, LLC.

10.2
Martinez Storage Services Agreement, dated as of November 21, 2016, by and among Tesoro Refining & Marketing Company LLC, Tesoro Logistics Operations LLC, Tesoro Logistics GP, LLC and Tesoro Logistics LP.

10.3	License Agreement, dated as of November 21, 2016, by and among Tesoro Refining & Marketing Company LLC and Tesoro Logistics Operations LLC.

10.4
Avon Marine Terminal Operating Agreement, dated as of November 21, 2016, by and among Tesoro Logistics Operations LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP and Tesoro Refining & Marketing Company LLC.

10.5
Amendment No. 3 to Secondment and Logistics Services Agreement, dated as of November 21, 2016, among Tesoro Companies Inc., Tesoro Refining & Marketing Company LLC, Tesoro Alaska Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC, Tesoro Logistics Pipelines LLC, Tesoro High Plains Pipeline Company LLC, Tesoro Logistics Northwest Pipeline LLC, and Tesoro Alaska Pipeline Company LLC.

10.6	Sublease, dated as of November 21, 2016, by and among Tesoro Refining & Marketing Company LLC and Tesoro Logistics Operations LLC.

10.7
Avon Marine Terminal Use and Throughput Agreement, dated as of November 21, 2016, by and among Tesoro Logistics Operations LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP and Tesoro Refining & Marketing Company LLC.

99.1	Press Release of Tesoro issued on November 21, 2016.